Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, in the capacities and on the date indicated below, hereby certify, that, to their knowledge:

(1)

The Annual Report on Form 10-K for the year ended December 31, 2025 (the “Report”) of EVgo Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 6, 2026	By:	/s/ Badar Khan
Badar Khan
Chief Executive Officer
(Principal Executive Officer)

Date: March 6, 2026	By:	/s/ Keefer Lehner
Keefer Lehner
Chief Financial Officer
(Principal Financial Officer)